UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 27, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2023, a wholly owned subsidiary of the Company, Driftwood LNG LLC (“Driftwood LNG”), entered into a second amendment (the “Second Gunvor Amendment”) to the previously announced LNG Sale and Purchase Agreement (as amended, the “LNG SPA”) with Gunvor Singapore Pte Ltd, a company incorporated in Singapore (“Gunvor”), dated May 27, 2021, which was previously amended on December 30, 2022. The Second Gunvor Amendment amended the LNG SPA such that:

•	the conditions precedent deadline of January 31, 2023 has been changed to February 28, 2023; and

•	the end date for the period during which Driftwood LNG must provide Gunvor with five days’ prior written notice of the date that all of the conditions precedent are satisfied has been changed from January 31, 2023 to February 28, 2023.

The foregoing description of the Second Gunvor Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Gunvor Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 of LNG Sale and Purchase Agreement, effective as of January 27, 2023, by and between Driftwood LNG LLC and Gunvor Singapore Pte Ltd

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: January 27, 2023	By:	/s/ L. Kian Granmayeh
	Name:	L. Kian Granmayeh
	Title:	Executive Vice President and Chief Financial Officer